EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149729, 333-141661 and 333-138984) and Form S-3 (No. 333-153870) of Achillion Pharmaceuticals, Inc. of our report dated March 27, 2009 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Hartford, CT

March 27, 2009